$9,000,000                                                December 24, 2002
                                                          Salt Lake City, Utah


                                 PROMISSORY NOTE


This Promissory Note is made and given on the day first written above by SECURITY NATIONAL FINANCIAL CORPORATION, a Utah corporation ("Borrower"), as maker, to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns ("Lender") as payee. Borrower and Lender are parties to that certain "Loan and Security Agreement" of even or recent dater herewith (the "Agreement") pursuant to which Lender agreed to make a loan to Borrower in the original principal amount of $9,000,000.00 (the "Loan") upon the terms and conditions therein set forth. This Promissory
Note is made in connection with the Agreement and is the Promissory Note referred to therein. Capitalized terms used in this Promissory Note which are not defined herein shall have the meanings given them in the Agreement.

     1. Promise to Pay Principal and Interest. For value received, Borrower promises to pay to Lender the principal sum of NINE MILLION DOLLARS AND NO/100 DOLLARS ($9,000,000.00), together with interest on the unpaid principal balance at a variable or floating rate equal to the sum of an index and a margin, where the index is Lender's Prime Rate and the margin is a minus twenty-eight (-28) basis points (i.e., -.28%) per annum, the sum of which is the "Effective Rate". Changes to the Effective Rate will be made on the same day as changes occur to Lender's Prime Rate. Lender need not give Borrower prior notice of any changes in the Prime Rate. Interest will be calculated on a basis of 360-day year and charged for the actual number of days elapsed. As used herein, the term "Prime Rate" means the interest rate established and designated as such from time to time by Lender. Such rate is an index based on certain factors selected from time to time by Lender such as the prime or the base lending rates announced by other financial institutions. The Prime Rate serves as the basis upon which effective rates of interest are calculated for variable-rate loans made by Lender which use that term as an index. Prime Rate does not necessarily mean the lowest or best rate at which Lender may make a loan or otherwise extend credit.

     2. Repayment. Borrower shall pay accrued interest on the outstanding principal balance monthly commencing on February 1, 2003, and continuing on the first day of each month thereafter to and including July 1, 2003. Commencing on August 1, 2003, and continuing on the first day of each month thereafter,
Borrower shall make monthly payments equal to the sum of (a) $125,000.00 principal reduction, and (b) accrued interest; provided, however, if Borrower enters into an interest rate hedge or "swap" agreement with Lender or one of Lender's affiliates, the monthly payment of amount shall be adjusted based on such swap agreement, and Borrower and Lender shall attach a payment schedule as an exhibit to this Promissory Note to reflect such monthly payment amounts. Notwithstanding anything in the Agreement, this Promissory Note, or the other Loan Documents to the contrary, the entire unpaid principal balance of the Loan and this Promissory Note, together with all accrued interest and other unpaid charges due to Lender pursuant to the Agreement, this Promissory Note, and the other Loan Documents, shall be due and payable on January 1, 2010. All payments shall be made in lawful currency of the United States of America at KeyBank Tower, Suite 2007, 50 South Main Street, Salt Lake City, Utah 84144, or such other place as the holder of the Promissory Note may designate. Payments falling due on a day that is a Saturday, Sunday, or other day on which commercial banks in the State of Utah are required or authorized to be closed for the general transaction of banking business shall be due on the next succeeding business day; provided, however, for purposes of determining late charges or other matters that are determined or calculated with respect to the date a payment is due, all payments shall be considered to be due on the originally-scheduled payment date. All payments received by Lender under the Promissory Note or otherwise on account of the obligations or indebtedness evidenced hereby, shall be applied in the following priority:
First, to the payment of late charges; Second, to the payment of any costs and expenses incurred by Lender under the Promissory Note for which Borrower has agreed to pay or reimburse Lender; Third, to the payment of accrued interest; and Fourth, to the payment of principal. Notwithstanding, the foregoing, upon the occurrence of an Event of Default, as hereinafter defined, Lender may, in its sole discretion, alter the priority of payments among the above-described categories.

     3. Late Charges. If any payment is not paid within ten (10) days after it's scheduled payment date, Borrower agrees to pay a late charge equal to the greater of $50 or five percent (5%) of the amount of the delinquent payment. The late charge is intended to cover, in part, the extra expense of Lender in handling such delinquent payment and its loss opportunity costs. Borrower acknowledges that it would be impractical for the Borrower and Lender to determine the exact amount of damages Lender will incur if a payment is delinquent, and that the amount set forth in this Paragraph 3 is a good faith estimate of, and shall be presumed to be, the amount of damages that will be sustained by Lender as a result of a delinquent payment. Acceptance by Lender of any late charge shall not be construed as a waiver any other right or remedy Lender may have with respect to a delinquent payment

     4. Default Interest Rate. Upon the occurrence of an Event of Default and during the continuance thereof, the margin used to compute the Effective Rate shall, at Lender's sole option and without prior notice to Borrower, immediately increase by an additional four hundred (400) basis points (i.e., 4%) and shall continue at such rate, both before and after judgment, until the Loan has been repaid in full and all of Borrower's other obligations to Lender under this Promissory Note, the Agreement, and the other Loan Documents have been fully paid and discharged.

     5. Collateral. The obligations and liabilities of Borrower under this Promissory Note are secured by Collateral described in the Agreement.

     6. Events of Default; Remedies. The occurrence of an Event of Default under the Agreement shall constitute a default under this Promissory Note. Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in the Agreement. Without limiting the foregoing, Lender may accelerate the entire unpaid principal balance of this Promissory Note, together with accrued interest thereon, and declare the same to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Without waiving any right or remedy available to it, Lender may proceed against Borrower, Guarantor, or any Collateral simultaneously or in any order it chooses. To the fullest extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with the Agreement, this Promissory Note, or the other Loan Documents. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     7.Governing   Law.  This  Promissory  Note  is  deemed  to  be  negotiated, delivered, and to be performed in Salt Lake City, Utah, and shall be governed and construed in accordance with the laws of the State of Utah.

     8. Conflicts with Loan Agreement. In the event of a conflict or inconsistency between any term or provision contained in this Promissory Note and any term or provision contained in the Agreement, the terms and provisions of this Promissory Note shall have priority over the terms and provisions of the Agreement.


                                SECURITY NATIONL FINANCIAL
                                CORPORATION, a Utah corporation




                                By: s/s Scott M. Quist
                                    President